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                                                                   EXHIBIT 10.1


                                 March 31, 2003

VIA FEDERAL EXPRESS
Dr. Robert J. Lefkowitz
Duke University Medical Center
Box 3821
Durham, North Carolina 27710

Dear Bob:

         We are delighted that you, an investigator of the Howard Hughes Medical Institute (the "Institute") at the Institute's laboratory at Duke University ("Duke"), will be able to provide consulting services to Lexicon Genetics Incorporated (which, together with its subsidiaries and affiliates, is referred to as the "Company" or "Lexicon"). The purpose of this letter agreement (this "Agreement") is to set forth our mutual understanding of the terms and conditions of your service as consultant to the Company, as set forth below.

         1. Consulting Services. Under this agreement, you will provide such consulting and advisory services as may be requested by Arthur T. Sands, M.D., Ph.D., the Company's President and Chief Executive Officer, relating to: (i) evaluation of the Company's drug discovery and development programs; (ii) identification of key personnel, consultants and service providers to assist in the Company's drug discovery and development efforts; (iii) provision of assistance and advice relating to the establishment of drug discovery collaborations and alliances; and (iv) such other consulting and advisory services relating to the Company's drug discovery and development efforts as you and the Company may agree. We agree, however, that your consulting and advisory services shall be limited to the exchange of ideas only, and that you shall not direct or conduct research for or on behalf of the Company. You will devote up to 10 days annually (inclusive of your time attending scientific review meetings held on the day prior to meetings of the Company's Board of Directors) to providing services to the Company under this Agreement, on a schedule and at times mutually agreed upon by you and Dr. Sands. Your services will be rendered by means of correspondence, telephone calls, submitted reports, information, visits and by other means and manner as may be reasonably requested by Dr. Sands and agreed to by you.

         2. Compensation. As full consideration for your services as a consultant to the Company and your obligations under this Agreement, you will receive fees of $50,000 per year, payable in 12 monthly installments. In addition, you will be reimbursed for your reasonable, ordinary and necessary travel expenses incurred by you at the Company's prior request in connection with your performance of your services under this Agreement.

         3. Confidential Information.

             (a) In the course of your services for the Company, you may learn or be exposed, orally, visually, electronically or in writing, to inventions, discoveries, improvements, materials, data, technology, processes, formulas, know-how, trade secrets, ideas and other information which we consider proprietary or confidential ("Confidential

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Dr. Robert J. Lefkowitz
March 31, 2003
Page 2


         Information"). You agree to hold any Confidential Information disclosed to you by the Company or learned by you from the Company in conjunction with your services for the Company in strict confidence and to take all reasonable precautions to protect such Confidential Information, not to disclose any such Confidential Information to any third party, and to use such Confidential Information only in furtherance of your service as an Advisory Panel member; provided that your nondisclosure obligation shall not apply to the extent such Confidential Information (i) is already in the public domain or hereafter enters the public domain other than through your acts or omissions in violation of this Agreement; (ii) is already known to you, as may be shown by competent written records; and (iii) is hereafter received by you without restriction as to confidentiality or use from a third party lawfully entitled so to disclose same in such manner. Information shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in your possession. Information generated by you, alone or with others, shall not constitute Confidential Information subject to the foregoing restrictions unless that information (x) is generated solely as a direct result of the performance of your services under this Agreement and (y) is not generated in the course of the your activities as an employee of the Institute or as a Duke faculty member. All Confidential Information (and any copies and notes thereof) shall remain the sole property of the Company.

             (b) You agree not to disclose or otherwise make available to the Company any information that you possess under an obligation of confidentiality to a third party. You may disclose to the Company any information that you would normally freely disclose to other members of the scientific community at large, whether by publication, by presentation at seminars or in informal scientific discussions. However, you shall not disclose to us information that is proprietary to the Institute or Duke and is not generally available to the public other than through formal technology transfer procedures.

             4. Inventions and Discoveries.

             (a) You hereby assign and transfer to the Company all of your right, title and interest throughout the world in all inventions, discoveries, improvements and other intellectual property, whether or not patentable or subject to copyright, which may be made, written or conceived by you, alone or with others, (i) solely as a direct result of the performance of your services for the Company under this Agreement and (ii) not in the course of your activities as an Institute employee or Duke faculty member (collectively, "Lexicon Intellectual Property"). All such Lexicon Intellectual Property shall be the sole property of the Company or its nominee. The Company agrees that it shall have no rights by reason of this Agreement in any inventions, discoveries, improvements or other intellectual property, whether or not patentable or subject to copyright, which may be made, written or conceived by you, alone or with others, in the course of your activities as an Institute employee or Duke faculty member or as a result of a program of research financed, in whole or in part, by funds provided by or under the control of the Institute or Duke. The Company further acknowledges and agrees that it will enjoy no priority or advantage as a result of the consultancy created by this Agreement in gaining access, whether by license or otherwise, to any proprietary information or intellectual property that arises from any research you undertake in your capacity as an Institute employee or Duke faculty member.

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Dr. Robert J. Lefkowitz
March 31, 2003
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             (b) You shall promptly disclose any Lexicon Intellectual Property in writing to the Company in order to permit the Company to claim rights to which it may be entitled under this Agreement. The Company shall have full power and authority to file and prosecute patent applications and copyright registrations throughout the world with respect to all Lexicon Intellectual Property, and to procure and maintain patents and copyrights with respect thereto. You agree, at the Company's reasonable request and expense, to sign, execute and acknowledge, or cause to be signed, executed and acknowledged, any applications, assignments, instruments and other documents, and to perform such other acts, as the Company may deem necessary, useful or convenient to confirm and vest in the Company or its nominee all right, title and interest throughout the world in and to any Lexicon Intellectual Property and all patent, copyright and other intellectual property rights and protections therein, and to assist the Company in procuring, maintaining, enforcing and defending such patent, copyright and other intellectual property rights and protections throughout the world. You agree to treat all such Lexicon Intellectual Property as Confidential Information under this Agreement.

             5. Indemnification.

             (a) The Company agrees, at its sole expense, to defend you, the Institute and Duke against, and to indemnify and hold you, the Institute and Duke, and their respective trustees, directors, officers, employees, and agents (collectively, "Indemnitees") harmless from, any liability, claim, judgment, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including without limitation reasonable attorneys' fees and other costs and expenses of defense) relating to a claim or suit by a third party against you, the Institute, or Duke, or any liabilities or judgments based thereon, either arising from this Agreement, your performance of services for the Company under this Agreement, or any products or services of the Company which result from your services under this Agreement ("Claims"); provided, however, that the Company shall have no obligation to indemnify you for any liability, damage, loss or expense to the extent that it is attributable to: (i) your negligent or wrongful acts or omissions, reckless misconduct or intentional misconduct; (ii) your failure to comply with the terms of this Agreement; (iii) your failure to comply with applicable governmental or legal requirements; (iv) any breach by you of a contractual or fiduciary obligation owed to a third party; and/or (v) misappropriation of trade secrets by you.

             (b) As a condition precedent to Lexicon' obligations under Section 5(a) above, each affected Indemnitee must:

                (i) reasonably promptly following actual receipt of written notice thereof by you (in the case of a Claim against you) or by an officer or attorney of any other Indemnitee (in the case of a Claim against such other Indemnitee), you or any other Indemnitee (as the case may be) will notify the Company in writing of any such Claim for which such Indemnitee intends to seek indemnification under
             Section 5(a) above; provided, however, that the delay or failure of an Indemnitee to give reasonably prompt notice to the Company of any Claim shall not affect the Indemnitee's rights unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects the Company;

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Dr. Robert J. Lefkowitz
March 31, 2003
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                (ii)  permit and authorize the Company to conduct and exercise sole control of the defense and disposition of any such Claim (including, without limitation, all decisions to litigate, settle or appeal) and to represent the Indemnitee in connection therewith (and, as necessary and if prior written notice is given to the Indemnitee and the Indemnitee consents to the use of Indemnitee's name, which consent shall not unreasonably be withheld, to use such Indemnitee's name in connection with such defense and disposition); and

               (iii) cooperate with the Company in the handling of any such Claim by providing and permitting the Company reasonable access to and copies of pertinent records and documents and by making themselves (and other relevant individuals whom an Indemnitee may control) reasonably available for interview and testimony.

         Subject to the foregoing: (x) the Company agrees, at its own expense, to provide attorney(s) to defend against any such Claims, whether or not such actions are rightfully brought (the Company agrees to select attorneys reasonably acceptable to any Indemnitee), (y) the Company will pay all costs necessary to defend against such Claims, and (z) an Indemnitee may, at its/his/her own expense, participate in any such Claim using attorneys of its/his/her choice. In no event may any Indemnitee settle any such Claim for which it/he/she intends to seek indemnification from the Company hereunder without the Company's prior written consent, to be given or withheld in the Company's discretion. The Company agrees not to settle any Claim against an Indemnitee without such Indemnitee's written consent, where such settlement would include any admission of liability on the part of the Indemnitee or where the settlement would impose any restriction on the Indemnitee's conduct of its/his/her activities or where such settlement would not include an unconditional release of the Indemnitee from all liability for claims that are the subject matter of the settled Claim.

         6. Term and Termination. You will render your advisory and consulting services to the Company for an initial period of one year commencing upon the date of your signature accepting the provisions of this Agreement on the signature page. The term of this Agreement shall be automatically renewed for additional one-year terms on each anniversary unless either party gives 30 days' advance written notice of non-renewal. This Agreement may be terminated (i) at any time by either party, with or without cause, upon 30 days' advance written notice to the other party and (ii) by either party for breach of this Agreement by the other party that, where curable, is not cured within 10 business days after written notice of such breach is delivered to the breaching party.

         7. Independent Contractor. For purposes of this Agreement, you will be deemed an independent contractor and not an employee or agent of the Company. In this connection, you will not be eligible for, nor entitled to, any employee benefits that we normally extend to our employees, and we will not withhold any taxes from the compensation paid to you, all of which shall be your responsibility. The manner in which you render your services under this Agreement will be within your reasonable control and discretion. You have no express or implied authority to incur any liability, or to make any decision or to create any binding obligation, on our behalf.

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Dr. Robert J. Lefkowitz
March 31, 2003
Page 5


         8. Reference to Affiliation. The Company may use your name, and in doing so may make reference to your affiliation with the Institute and Duke, so long as any such usage is limited to reporting factual events or occurrences (including your relationship with the Company) and is made in a manner that could not reasonably constitute an endorsement of the Company or of any of its programs, products or services. However, the Company shall not use your name or the name of the Institute or Duke in any press release, quote you in any Lexicon materials, or otherwise use your name or the name of the Institute or Duke in a manner not specifically permitted by the preceding sentence, unless in each case the Company obtains your consent and the advance written consent of the Institute or Duke, as applicable.

         9. Compliance with Laws and Procedures. To the extent you provide your services under this Agreement on our premises, you agree to observe our business hours, as well as our rules, policies and security procedures concerning conduct and the health, safety and protection of persons and property. You will comply with all applicable governmental laws, ordinances, rules and regulations applicable to the performance of your services under this Agreement. The Company acknowledges that you are an employee of the Institute and a faculty member of Duke and are subject to the Institute and Duke's policies, including policies concerning consulting, conflicts of interest, and intellectual property.

         10. No Implied Grants, Options, or Licenses. Except for the express provisions contained herein, nothing in this Agreement shall be deemed as constituting, a grant, option, license, or sublicense to make, use, sell, disclose, or otherwise disseminate any of the Company's patents, Confidential Information or other intellectual property presently in force or existence, or which may be acquired by, issued to, granted upon, invented by, licensed or sublicensed by the Company at a future date.

         11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas as they apply to contracts entered into and wholly to be performed in Texas.

         12. Enforcement. You agree that a breach of any of the restrictions set forth in the provisions of this Agreement would cause the Company irreparable injury and damage, and that, in the event of any breach or threatened breach, the Company, in addition to all other rights and remedies at law or in equity, shall have the right to enforce the specific performance of such restrictions and to apply for injunctive relief against their violation.

         13. Survival of Terms. The provisions of Sections 3, 4, 5 and 11 through 20 hereof shall survive termination of this Agreement.

         14. Successors and Assigns. You may not assign this Agreement without the written consent of the Company. This Agreement shall be binding on your heirs, executors, administrators and legal representatives and the Company's successors and assigns.

         15. Severability. The invalidity or unenforceability of any provision of this Agreement (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and if such provision (or portion thereof) is so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable; provided that, if any provision of this Agreement affecting the rights or property of the Institute is adjudicated to be

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Dr. Robert J. Lefkowitz
March 31, 2003
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invalid, unenforceable, contrary to or prohibited under applicable laws or regulations of any jurisdiction, this Agreement shall terminate as of the date such adjudication is effective.

         16. Entire Agreement. This Agreement constitutes the sole and complete agreement of the parties with respect to the matters included herein, and supersedes any previous oral or written agreement, if any, relating to the subject matters included herein.

         17. Amendment and Waiver. This Agreement may not be amended or supplemented in any way, nor may the benefit of any provision hereof be waived, except by a written agreement duly executed by both you and the Company. The Company and you acknowledge and agree that any amendment of this Agreement (including, without limitation, any change from the terms of Section 2 in the consideration to be provided to you with respect to services to be provided hereunder or any extension of this Agreement other than as set forth in Section
6) or any departure from the terms or conditions hereof with respect to your services for the Company is subject to the Institute's prior written approval.

         18. No Conflict. You represent that you have the right under the terms of your relationship with the Institute and Duke to enter into and perform this Agreement, and that the performance of your obligations and duties under this Agreement does not conflict with the Institute or Duke's policies or with any obligations or duties, express or implied, that you may have to third parties. You further represent that you have provided a copy of this Agreement to the Institute and that the Institute has provided written confirmation to you that this Agreement does not violate its policies. We acknowledge and agree that nothing in this Agreement shall affect your obligations to, or research on behalf of, the Institute or Duke, including, without limitation, your obligations or research in connection with a transfer by the Institute or Duke of materials or intellectual property developed in whole or in part by you, or in connection with research collaborations.

         19. Individual Capacity; Third Party Beneficiary. You and the Company acknowledge that (i) you are entering into this Agreement in your individual capacity and not as an employee or agent of the Institute, (ii) the Institute is not a party to this Agreement and has no liability or obligation hereunder, and
(iii) the Institute is an intended third-party beneficiary of this Agreement and certain provisions of this Agreement are for the benefit of the Institute and are enforceable by the Institute in its own name.

         20. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

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Dr. Robert J. Lefkowitz
March 31, 2003
Page 7


         If the foregoing correctly sets forth our mutual understanding, please so indicate by signing this letter in the space provided below and return it to the Company at the above address, whereupon this Agreement shall constitute a binding contract between us and our legal representatives, successors, and assigns.

                                  Very truly yours,

                                  LEXICON GENETICS INCORPORATED


                                   By:  /s/ Arthur T. Sands
                                        -------------------------------------
                                        Arthur T. Sands, M.D., Ph.D.
                                        President and Chief Executive Officer


ACCEPTED AND AGREED TO AS OF THE DATE SET FORTH BELOW:


By:  /s/ Robert J. Lefkowitz, M.D.
     -----------------------------
     Robert J. Lefkowitz, M.D.

Social Security No.:
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Date:  March 31, 2003